EXHIBIT 10(a)(g)

                    EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement"), is made

and entered into as of June 1, 1994, by MERRY-GO-ROUND, INC.

(the "Company"), and LOUIS SPAGNA

_______

(the "Employee").

                         WITNESSETH:

     WHEREAS the Company desires to employ the Employee, and

the Employee desires to accept such employment, on the terms and conditions set forth in this Agreement;

     THEREFORE, in consideration of the promises and the

covenants contained in this Agreement, and other good and

valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

     1.   EMPLOYMENT.  The Company hereby employs the

Employee,

and the Employee hereby accepts such employment, upon the

terms and conditions set forth in this Agreement.  The

parties recognize and acknowledge that this Agreement is

entered into subject to the approval of the Bankruptcy

Court.

     2.   TERM.  The term of this agreement shall commence

on the date of this agreement or Employee's first date of

employment, whichever is later, and, subject to the

provisions of paragraph 11, end on the 31st day of December,

1996, and shall thereafter be automatically renewed for

successive terms of one (1) year each unless one party shall give to the other notice in writing at least three (3)

months prior to the end of the original
or any such renewal term that this agreement shall terminate at the end of the then current term.

     3.   DUTIES OF THE EMPLOYEE.  During the term of this

Agreement, the Employee shall, under the direction of the

Chief Executive Officer and President of the Company,

perform the duties of President of the Company's MENZ

Division and such other executive, management, and other

duties that the Chief Executive Officer and President may

from time to time assign.  The Employee shall devote all of

his business time, attention, and energy to the Company and

shall not, during the term of his employment, be actively

engaged in any managerial or employment capacity in any

other business activity for gain, profit, or other pecuniary advantage; provided that the foregoing does not prohibit the

Employee from making investments that do not unreasonably

interfere with the performance of his duties with the

Company.

     4.   COMPENSATION.

     4.1  Base Compensation.  The Employee shall receive as

compensation for his services hereunder an annual salary of

$275,000, which sum shall be payable in equal weekly

installments (the "Base Compensation").  The Employee shall

be reviewed annually and shall be entitled to such increases in his Base Compensation as the Chief Executive Officer and

President of the Company may determine, subject to the

approval of the Board of Directors.

     4.2. Incentive Compensation.  The Employee will also be

entitled to participate in a bonus incentive plan to be

established by the Company's Board of Directors and

Compensation Committee that will afford the Employee the

opportunity to earn incentive compensation of up to 40% of

the Employee's Base Compensation, but shall not be less than

20% of Employee's Base Compensation during the first fiscal

year of the Employee's employ.  After the first fiscal year

of the Employee's employ, there shall not be any guaranteed

minimum incentive compensation, but rather his incentive

compensation shall be determined by meeting certain goals

and benchmarks.  The amount payable to the Employee under

such incentive plan will be based on the Company's earnings

and return on investment, according to objectives and

guidelines to be determined by the Board of Directors and

Compensation Committee.

     In order to qualify for full incentive compensation,

Employee must remain in the active employ of the Company at

the time that incentive compensation is awarded.  If

Employee's employment terminates due to death, disability,

or "without cause" prior to the time that incentive

compensation is awarded, Employee will be entitled to a "pro rata" share of the incentive bonus, to be paid at the normal time that incentive compensation is awarded.  If Employee's

employment terminates voluntarily or "for cause" prior to

the time that the incentive compensation is awarded,

Employee will not be entitled to

any incentive compensation.

     5.   STOCK OPTIONS.  Subject to the terms and

conditions of the Company's stock option plan, standard

Company vesting schedules (currently 5 year, 20% vesting

period), and subject to stockholder approval, Employee shall have the option to purchase up to 200,000 shares of the

Company's common stock at the market price of such stock on

the date of Employee's first day of employment with the

Company.

     The Employee will also have the opportunity to be

granted restricted stock in an amount to be determined by

the Board of Directors upon completion of the Company's

final reorganization plan.

     6.   LIFE INSURANCE.  The Company shall purchase an

insurance policy in the name of the Employee which shall

provide:

          (a)  that any death benefit under such policy be

payable to the Company; and

          (b)  that subject to the vesting schedule

described below, and subject to divesting as described in

sub-paragraph 6(c), Employee (or in the event of Employee's

death his designated beneficiary or estate) shall be paid

the vested portion of $150,000 per year for 15 years, such

payments to begin (a) the year after Employee's employment

with the Company terminates, or (b) Employee reaches age 60,

whichever is the later of these two dates.  Employee's

entitlement to the benefit described in this sub-paragraph

(6(b)) shall vest proportionately as follows:


     FULL YEARS OF
     ACTIVE SERVICE           VESTED PERCENTAGE

     Less than 1              0
     1                        14.3
     2                        28.6
     3                        42.9
     4                        57.2
     5                        71.5
     6                        85.8
     7                        100


     Only years of active employment are counted for vesting

purposes.  Periods of salary continuation (for example,

termination pay described in Section 12.1, sick or

disability pay, etc.) or leaves of absence are not

considered active employment for vesting purposes.

          (c)  In the event that Employee's employment is

terminated due to gross misconduct, or Employee resigns due

to gross misconduct, Employee shall forfeit, and be divested of all benefits described in sub-paragraph Section 6(b).

Gross misconduct shall include fraud, misappropriation,

embezzlement, and crimes of moral turpitude that impair the

business reputation of the Company.  Any disagreement

concerning the application of Section 6(c) shall be subject

to arbitration.

     7.   BENEFITS.  The Company will provide the Employee

with benefits, which shall include but are not limited to,

life insurance, medical, health and accident, and disability plans as provided to the Company's other executives on the

same terms and conditions as applicable to such executives.

The Company reserves the right to modify or alter its

executive benefits from time to time.  The Employee will

receive additional benefits as customarily afforded other

Company executives such as automobile allowances, and access to Company credit cards.

     8.   RELOCATION EXPENSES.

     (a)  The Company shall pay for the physical

transportation of Employee's household goods in connection

with moving Employee and his family from California to

Maryland.  The Company shall select the moving company.

     (b)  For the interim period prior to the time that

Employee has relocated his family to the Maryland area, the

Company shall, for a maximum of six (6) months, make

temporary residence available to the Employee either in the

Company condominium or by reimbursing Employee for rental

payments up to $2,000.00 per month.

     (c)  In connection with the sale of Employee's current

residence in California and purchase of a residence in

Maryland, the Company will reimburse Employee for reasonable and customary fees relating to closing costs, broker and

realtor fees (up to 6%), reasonable travel expenses for

Employee and wife incurred in selecting a new residence

(maximum of three (3) trips), and reasonable and customary

fees associated
with purchase of new residence, such as mortgage points (2

point maximum).  In addition, the Company will reimburse

Employee up to $25,000.00 in the event that Employee

sustains a loss from the sale of his residence in

California.  (Employee has represented that his acquisition

price of his current California residence was $775,000.00,

and therefore the Company would reimburse Employee for his

loss up to $25,000.00 between his acquisition price

($775,000.00) and his sale price if the sale price is less

than $775,000.00.)

     (d)  In the event that Employee purchases a principal

residence in Maryland before he has sold his current

residence in California, the Company will defray the cost of any "double mortgage payments" by paying the lesser of the

two mortgages for up to a maximum of six (6) months.

Additionally, the Company will provide Employee with a

reasonable bridge loan if Employee needs such a loan to make a downpayment on his new Maryland residence before he has

sold his current California residence.  Employee will

reimburse the Company for this bridge loan, without

interest, upon the sale of his California residence.

     (e)  Within thirty (30) days after completion of the

move by Employee of his family from California to Maryland,

the Company shall pay Employee an additional payment of Five

Thousand Dollars ($5,000.00) to compensate for additional

moving and relocation expenses;

     (f)  If Employee voluntarily leaves the Company's

employ within 12 months of his initial employment with the

Company, he will reimburse the Company for all expenses

incurred by the Company in (a) - (e) above.  If Employee

leaves the Company voluntarily more than 12 months after his initial employ, but less than 24 months after his initial

employ, he will reimburse the Company 50% of the expenses

incurred by the Company in (a) - (e) above.

     (g)  Upon review of the Employee's completed tax

return(s) for the applicable year(s), the Company will

reimburse employee for any State or Federal income taxes

imposed in connection with benefits received under sub-

paragraphs (a) - (e) above.

     9.   VACATION. Employee shall be entitled to a

noncumulative paid vacation of three (3) weeks for each full year of the term hereof, each of which weeks may be taken

separately or together, and such additional paid vacation as may be mutually agreed upon by Employee and the Company;

provided, however, any allotted vacation time which has not

been used in any particular year of the term hereof shall

not be carried over to the next ensuing year without the

express written consent of the Company.

     10.  LIMITED REIMBURSEMENT OF ATTORNEY FEES.  The

Company will reimburse the Employee for attorney fees

incurred by Employee in the review of this Employment

Agreement up to a maximum of $1,000.00.

     11.  TERMINATION.

     (a)  Death.  The Employee's employment shall terminate

upon his death, in which event the Company shall not

thereafter be obligated to make any further payments of any

type or amount other than (1) any death payments due under

Company benefit programs (if any); (2) any benefits required by Federal and State law; (3) a pro rata share of any

accrued incentive compensation as described in Section 4.2;

and (4) Employee's vested portion of the insurance benefit

described in Section 6(b), but such payments shall not be

due and payable to Employee's designated beneficiary or

estate until the date that Employee would have reached age

60, if he dies prior to age 60.

     (b)  Disability.  In the event Employee becomes, in the

good faith opinion of the Board of Directors, incapable of

performing his duties due to physical or mental illness, or

the Employee shall have been absent from his duties

hereunder excluding allowable vacation time) on a full-time

basis for the entire period of 2 consecutive months, or for

more than 90 working days in the aggregate during a 12 month period, the Company may terminate the Employee's employment

upon not less than 5 days notice.  Upon such termination the

Company shall not thereafter be obligated to make any

further payments other than amounts accrued as of the date

of termination, and any pro rata share of accrued incentive

compensation as described in Section 4.2.  Thereafter, the

Employee will be eligible for such payments as may be

provided by the Company's disability plans.

     (c)  Cause.  The Company may terminate the Employee's

employment hereunder for Cause.  Cause shall include the

following, to be determined in the reasonable judgment of

the Company, upon notice to the Employee, who shall have the opportunity to respond to and to cure, where appropriate,

any claimed deficiencies prior to the Company's rendering a

final decision to terminate this Agreement:

          (i)  Employee's fraud, misappropriation,
               embezzlement or willful misconduct;

          (ii) Employee's material violation of any provision of this Agreement;

          (iii)     Employee's conviction of a felony
               involving moral turpitude, or any crime or activity that would impair employee's ability to perform his duties or impair the business reputation of the Company;

          (iv) Employee's willful failure to adequately perform any duties assigned under this agreement;

          (v) Employee's willful failure or refusal to comply with Company standards, policies or procedures;

          (vi) Employee's willful violation of any warranties or promises contained herein.

     12.  COMPENSATION UPON TERMINATION.

     12.1.     Without Cause.  If the Company terminates the

Employee's employment without cause (For purposes of this

Agreement, termination "without cause" shall mean that the

company terminates the Employee's employment for any reason

other than for disability (paragraph 11(b)) or cause

(paragraph 11(c)), the Employee shall receive:

          (i) The greater of (a) salary continuation paid in normal payroll intervals through December
               31, 1995, or (b) 12 months salary
               continuation paid on regular payroll
               intervals;

          (ii) through December 31, 1995 (or 12 months after Employee's termination, whichever is greater) all life insurance, medical, health and accident, and disability plans, programs or arrangements in which the Employee was entitled to participate immediately prior to the date of termination provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee was entitled to receive under such plans and programs; and

          (iii)     Pro rata share of accrued incentive
               bonus (as of date of termination based on 20% of base compensation) as described in Section
               4.2.

          (iv) Employee's vested portion of the insurance benefit described in Section 6(b), but such payments shall not be due and payable to Employee, his beneficiary or his estate until the date on which Employee reaches age 60, or, in the event of death, would have reached age 60.

          (v) To qualify for (i) and (ii) above, Employee must actively seek other comparable employment, and any earnings or other benefits from such employment will offset the Company's obligations for severance pay in
               (i) and (ii) above for the duration of the period.

     12.2.     For Cause.  If Employee is terminated for

cause as described in paragraph 11(c), he shall not be

entitled to any further compensation whatsoever, with the

exception of the vested portion of any insurance benefit as

described in Section 6(b).  However, if Employee is

terminated for gross misconduct as described in Section

6(c), then he shall be divested of all insurance benefits

described in Section 6(b) and not entitled to any payments

thereunder.

     13.  NON-COMPETITION AND COVENANT NOT TO COMPETE.  The

Employee acknowledges that his employment with the Company

will, of necessity, provide him with specialized, unique

knowledge and confidential information which, if used in

competition with the Company, could cause harm to the

Company which is engaged in a highly competitive business on a national basis.  In consideration of the Employee's

employment or continued employment, and in further

consideration of the substantial obligations the Company

must make under this Agreement, the Employee agrees:

     13.1.     While engaged as an Employee of the Company,

the Employee may only use confidential information of the

Company for purposes which are necessary to the carrying out of the Employee's duties as an Employee of the Company, and

the Employee may not make use of any confidential

information of the Company after he is no longer an employee of the Company.  For the purpose of this Agreement, all

information, whether written or otherwise, regarding the

Company's customers, customer lists, prospective customers,

costs and pricing, supplier information, earnings,

contracts, employees, subcontractors, business plans,

marketing strategies, and other business arrangements is

considered to be confidential information of the Company.

     The Employee further agrees that he will, immediately

upon termination of his employment with the Company, and in

no event later than 24 hours after termination, return to

the Company all books, records, customer and pricing lists,

correspondence, contracts or orders, advertising or

promotional material, and other written, typed or printed

materials, whether furnished by the Company or prepared by

the Employee, which contain any information relating to the

Company's business, and the Employee agrees that he will

neither make nor retain any copies of such materials.

     13.2.     While engaged as an employee of the Company,

the Employee agrees that he will not, directly or

indirectly, be employed by or work for any other person,

firm or entity.

     13.3.     For a period of one (1) year after he is no

longer employed by the Company, whether the separation from

the Company's payroll is (a) voluntary or (b) involuntary

due to a breach of Section 13 (Non-Competition and Covenant

Not To Compete) of the Agreement, the Employee will not

directly or indirectly, either as a proprietor, stockholder,

partner, officer, employee, consultant, advisor or

otherwise:

               (a) work or render services of any kind to the following companies (including their parents, subsidiaries, divisions, officers, agents or employees):

                    *  The GAP, Inc.

                    *  Structure

                    *  Abercrombie & Fitch

                    *  Edison Brothers

                    *Any other retailer with annual sales
                     in excess of 50 million dollars that
                     specializes in and derives 50% or more
                     of their business from young men's
                     and/or young women's casual
                     sportswear, or fashion forward attire.


               (b) induce, entice or hire, or attempt to hire or employ any employee of the Company or former employee of the Company who had been an employee of the Company at anytime during the one year period prior to the Employee's attempted hiring of such individual.


     The employee will be relieved of his commitment not to

work for competitors described in Section 13.3(a) above if

the Employee is involuntarily discharged by the Company for

reasons other than breached of Section 13 (Non-Competition

and Covenant Note to Compete) of the Agreement.

     13.4.     The Employee represents and warrants that the

knowledge, skills and abilities he currently possesses

and/or possessed prior to employment are sufficient to

permit him, in the event of the termination of his

employment hereunder for any reason, to earn a livelihood

satisfactory to himself without violating any provision of

this Agreement, for example, by using such knowledge, skills and abilities, or some of them, in the service of a

noncompetitor of the Company.

     13.5.     Nothing in this Agreement shall be deemed to

prevent the Employee from owning securities of any publicly-

owned corporation engaged in a similar business, provided,

however, that the total amount of securities of each class

owned by the Employee in such publicly-owned corporation

does not exceed one percent (1%) of the outstanding

securities of such class.

     13.6.     In the event of a breach or threatened breach

by the Employee of the provisions of sub-paragraphs 1, 2, 3,

or 4 of this Agreement, the Company will be authorized and

entitled to obtain, from any court of competent

jurisdiction, an injunction restraining the Employee from

such breach and from rendering any services to any person,

firm, or entity in breach of such paragraphs.  Nothing in

this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to it for a

breach or threatened breach of paragraphs 1, 2, 3 or 4.

     13.7.     In the event any provision of paragraphs 1,

2, 3 or 4 above is held to be an unreasonable restriction

upon the Employee, the court so holding may reduce the

territory to which it pertains and/or the period of time in

which it operates, or order any other change to the extent

necessary to render such provision enforceable.

     13.8.     Compliance with paragraphs 1, 2, 3 or 4 is a

condition precedent to the Company's obligation to make

payments of any nature to the Employee.

     13.9.     In consideration of the Employee's right to

terminate his employment with the Company at any time for

any reason, Employee agrees that he is employed by the

Company on an at-will basis.  Nothing contained in this

Agreement or elsewhere shall be construed as limiting the

effect of this paragraph.

     13.10.    Should the Company bring an action in any

court of competent jurisdiction to enforce any provision[s]

contained in this Agreement, the Employee and Company agree

that each will bear their own expenses, costs and attorneys

fees incurred in such action(s).

     13.11.    The Employee agrees that if he should breach

any provision[s] contained in Section 13.1 through 13.7 (Non-

Competition and Covenant Not To Compete), damages in such

event would be difficult to ascertain.  Therefore, in

addition to whatever damages are capable of being

quantified, the Company will be entitled to liquidated

damages in the amount of $1,000 per day as a result of the

Employee's breach of any provision(s) of the Agreement.  The

Employee agrees that such amount is a reasonable and fair

estimate of the liquidated damages which would be sustained

by the Company in the event of a breach of this Agreement.

     14.  ARBITRATION.  Any dispute or controversy arising

under or in connection with this Agreement or in any manner

associated with Employee's employment (other than those

described in Section 13 - Non-Competition and Covenant Not

to Compete) shall be settled exclusively by arbitration in

Maryland, in accordance with the rules of the American

Arbitration Association then in effect.  The parties agree

to execute and be bound by the mutual agreement to arbitrate claims attached hereto as Attachment A.

     15.  REPRESENTATION AND WARRANTIES OF EMPLOYEE.

Employee represents and warrants to the Company that:

          A.   Employee is under no contractual or other

          restriction or obligation, compliance with which

          is inconsistent with the execution of this

          Agreement, the performance of Employee's

          obligations hereunder, or the other rights of the

          Company hereunder.

          B.   Employee is under no physical or mental

          disability that would hinder the performance of

          Employee's obligations under this Agreement.

     16.  CONSOLIDATION, MERGER OR SALE OF ASSETS.  In the

event of a future disposition of the properties and

businesses of the Company by merger, acquisition,

consolidation, sale of assets, or otherwise, then the

Company may elect:

          A.   To assign this Agreement and all of its

          rights and obligations hereunder to the acquiring

          or surviving person or entity; provided that such

          corporation, person or entity shall assume in

          writing all of the obligations of the Company

          hereunder; or

     B.   In addition to the Company's other rights of

          termination, to terminate this Agreement upon at

          least five days' written notice by paying Employee

          the compensation owed him in accordance with

          Section 12.1 (Without Cause Termination) of this

          Agreement.

     17.  WAIVER OF BREACH.  The waiver by either the

Company or the Employee of any breach of any provision of

this Agreement by the other party shall not operate or be

construed as a waiver of any subsequent breach of any

provision of this Agreement.  No waiver of any provision of

this Agreement shall be valid unless in writing and signed

by both the Employee and an authorized officer of the

Company.

     18.  ASSIGNMENT.  The Employee acknowledges that the

services to be rendered by him are unique and personal.

Accordingly, the Employee may not assign any of his rights

or delegate any of his duties or obligations under this

Agreement.  The rights and obligations of the Company under

this Agreement shall inure to the benefit of and shall be

binding upon the successors and assigns of the Company.

     19.  NOTICE.  For purposes of this Agreement, notices

and all other communications provided for in the Agreement

shall be in writing and shall be deemed to have been duly

given when delivered or mailed by United States certified

mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

     Chief Executive Officer
     Merry-Go-Round Inc.
     3300 Fashion Way
     Joppa, MD 21085

     If to the Employee:

     Louis Spagna
     (Address)



or such other addresses either party may have furnished to

the other in writing in accordance herewith, except that

notices of change of address shall be effective only upon

receipt.

     20.  VALIDITY.  The invalidity or unenforceability of

any provision of this Agreement shall not affect the

validity or enforceability of any other provision of his

Agreement, which shall remain in full force and effect.

     21.  BINDING EFFECT.  This Agreement shall be binding

upon and shall inure to the benefit of the respective

successors, assigns, legal representatives and heirs to the

parties hereto.

     22.  APPLICABLE LAW.  This Agreement is made pursuant

to and shall be governed, construed and enforced in all

respects and for all purposes in accordance with the laws of the State of Maryland.

     23.  ENTIRE AGREEMENT.  This Agreement contains the

entire understanding of the parties.  It may not be changed

orally but only by an agreement in writing signed by the

party against whom enforcement of any waiver, change,

modification, extension, or discharge is sought.

     IN WITNESS WHEREOF the parties have executed this

Agreement.

/S/ Louis Spagna                /S/ Michael D. Sullivan
__________________________      __________________________
Louis Spagna                    For Merry-Go-Round, Inc.

Date:                           June 8, 1994 June 21, 1994
     __________________________ __________________________
                                                ATTACHMENT A
                                                June 6, 1994

            MUTUAL AGREEMENT TO ARBITRATE CLAIMS

      1. I, Louis Spagna, recognize that differences could arise between Merry-Go-Round ("the Company") and me during or following my employment with the Company. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I gain the benefits of a speedy, impartial dispute-resolution procedure.

      2. I understand that any reference in this Agreement to the Company will be a reference also to all stockholders, directors, officers, employees, parents, subsidiaries and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and all successors and assigns of any of them.

Claims Covered by the Agreement

     3. The Company and I mutually agree to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company. The claims covered by this Agreement include, but are not limited to, under my Employment Agreement, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, color, religion, national origin, age (state or federal Age Discrimination in Employment Act), marital status, veterans status, sexual preference, medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraphs.

Claims Not Covered by the Agreement

      4. Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

      5. Also not covered are claims by the Company for injunctive and/or other equitable relief to enforce the Non-Competition and Covenant Not to Compete provision of Section 13 (Subsection 13.1 through 13.4 of the Employment Agreement), as to which I understand and agree that the Company may seek and obtain relief from a Court of competent jurisdiction.

Required Notice of All Claims

      6. The Company and I agree that the aggrieved party must give written notice of any claim to the other party within the applicable state or federal statute of limitations. The other party shall have 15 working days to serve a written notice of its defenses.

      7. Written notice to the Company, or its officers, directors, employees or agents, shall be sent to its CEO at the Company's Joppa, Maryland address. I will be given written notice at the last address recorded in my personnel file.

     8. The written notice shall identify and describe the nature of all claims or defenses asserted and the facts upon which such claims or defenses are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

      9. In order to avoid delay, the Company will not defend a claim of employment discrimination on the grounds that I have not received a notice of right to sue, if I am not yet eligible to receive such a notice.

Representation

      10. Any party may be represented by an attorney or other representative selected by the party.

Discovery

      11. Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need.

Designation of Witnesses

      12. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any expert, and copies of all exhibits intended to be used at the arbitration.

Subpoenas

      13. Each party shall have the right to subpoena witnesses and documents for the arbitration.

Arbitration Procedures

      14. The Company and I agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA") before an arbitrator who is licensed to practice law.

      15. The Arbitrator shall be selected as follows. The AAA shall give each party a list of 11 arbitrators drawn from its panel of labor and employment arbitrators. Each side may strike all names on the list its deems unacceptable. If only one common name remains on the lists of all parties, said individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. If no common name remains on the lists of all parties, the AAA shall furnish an additional list or lists until an arbitrator is selected.

      16. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Civil Procedure shall not apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforce-ability or formation of this Agreement, including but not limited to any claim that all or any part of the Agreement is void or voidable. The arbitration shall be final and binding upon the parties.

     17. The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

      18. Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

     19. Either party, upon request at the close of hearing shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

      20. Either party may bring an action in any court of the competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit in any way related to any claim covered by this Agreement.

      21. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

Arbitration Fees and Costs

     22. The Company and I shall equally share the fees and costs of the Arbitrator. Each party will deposit funds in escrow for its share of the Arbitrator's fee, in an amount to be determined in advance by the Arbitrator.

      23. Each party to the arbitration shall pay for its own costs and attorneys' fees, if any. However, if a party prevails on a claim which under law affords the prevailing party costs or attorneys' fees, the Arbitrator may award reasonable costs or attorneys' fees to the prevailing party.

Authority for this Agreement.

       24.   This  Agreement  is  governed  by  the  Federal
Arbitration  Act,  9  U.S.C. Section  1,  et  seq,  and  the
Maryland Uniform Arbitration Act.

Requirements for Modification or Revocation

      25. This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states a mutual intent to revoke or modify this Agreement.

Sole and Entire Agreement

      26. This is the complete agreement of the parties on the subject of arbitration of disputes [except for any arbitration agreement in connection with any pension or benefit plan]. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

      27. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

Construction

      28. If any provision of this Agreement is found to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

Consideration

     29. The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other. In addition, I have entered into an Employment Agreement as further consideration for entering into this Agreement.

Not an Employment Agreement

      30.   This Arbitration Agreement is purely procedural.
It does not provide any substantive rights in addition to those provided by applicable law or my Employment Agreement.

Voluntary Agreement

      31. I acknowledge that I have carefully read this agreement, that I understand its terms, that all understandings and agreements between the company and me relating to the subjects covered in the agreement are contained in it, and that I have entered into the agreement voluntarily and not in reliance on any promises or representations by the company other than those contained in this agreement itself.

      32. The Age Discrimination in Employment Act protects individuals over 40 years of age from age discrimination. The ADEA contains some special requirements before an employee can give up the right to file a lawsuit in court. The following provisions are designed to comply with those requirements.

      a. I agree that this Agreement to arbitrate is valuable to me, because it permits a faster resolution of claims that I would receive in court.

      b. I have been advised to consult an attorney before signing this Agreement.

      c.    I  have  21  days  to consider  this  Agreement.
However, I may sign it sooner if I wish.

      d. I have 7 days following my signing this Agreement to revoke my signature, and the Agreement will not be legally binding until the 7 day period has gone by.

      33.  I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN  THE
OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE  LEGAL
COUNSEL AND HAVE AVAILED MYSELF TO THAT OPPORTUNITY  TO  THE
EXTENT I WISH TO DO SO.

Merry-Go-Round Enterprises      Louis Spagna
/S/ Michael D. Sullivan         /S/ Louis Spagna
__________________________      _________________________
Signature of Authorized         Signature of Mr. Spagna
Company Representative

President
__________________________
Title of Representative

June 21, 1994                   June 8, 1994
__________________________      __________________________
Date                            Date


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